Exhibit 99.1

Wetouch Technology Inc. Announces Pricing of $10.8 Million Public Offering of Common Stock and Concurrent Uplisting to the Nasdaq Capital Market

Meishan, Sichuan, China, February 20, 2024 (GLOBE NEWSWIRE) — Wetouch Technology Inc. (Nasdaq: WETH ) (“Wetouch” or the “Company”), a Nevada company, through its wholly-owned subsidiary, engaged in the research, development, manufacturing, sales and servicing of projected capacitive touchscreens, announced today the pricing of an underwritten public offering of 2,160,000 shares of common stock at a price to the public of $5.00 per share (the “Offering”). The gross proceeds to the Company from this Offering are expected to be $10.8 million, prior to deducting offering expenses, commissions and underwriting discounts. In addition, the Company granted the underwriters a 45-day option to purchase up to 324,000 additional shares of common stock at the public offering price per share, less commissions and underwriting discounts. The Offering is expected to close on February 23, 2024, subject to the satisfaction of customary closing conditions.

Proceeds from the Offering will be used for the construction of a new factory, facilities and office buildings, the purchase of two production lines in the new factory, research and development, the repayment of convertible promissory notes, and working capital and general corporate purposes.

The Offering is being conducted on a firm commitment basis. WestPark Capital, Inc. (“WestPark”), Craft Capital Management LLC, and R.F. Lafferty & Co., Inc. are the underwriters for the Offering, with WestPark being the lead book running manager for the Offering. The Crone Law Group P.C. is acting as U.S. counsel to the Company and Bevilacqua PLLC is acting as U.S. counsel to the underwriters in connection with the Offering.

The Company is also pleased to announce its common stock has been approved to list on The Nasdaq Capital Market (“Nasdaq”) under its current “WETH” ticker symbol and is expected to begin trading on Nasdaq on February 21, 2024.

The shares of common stock described above are being offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-270726) that was initially filed by the Company with the U.S. Securities and Exchange Commission (SEC) on March 21, 2023 and declared effective by the SEC on February 14, 2024. The Offering is being made only by means of a written prospectus that forms a part of the registration statement. A preliminary prospectus relating to the Offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. A final prospectus relating to the Offering will be filed with the SEC. When available, copies of the final prospectus relating to the Offering may be obtained from WestPark Capital, Inc., 1800 Century Park East, Suite 220, Los Angeles, CA 90077, tel: 310-203-2919, e-mail: jstern@wpcapital.com and will be available on the SEC’s website.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Wetouch Technology Inc.

Wetouch Technology Inc. is a holding company incorporated in Nevada with operations conducted by its wholly-owned subsidiary engaged in the research, development, manufacturing, sales and servicing of medium to large sized projected capacitive touchscreens. The Company specializes in large-format touchscreens, which are developed and designed for a wide variety of markets and used in the financial terminals, automotive, POS, gaming, lottery, medical, HMI, and other specialized industries.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

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